Exhibit 99.4

2001 2002 2003 2004F Seeds and Traits 684 753 1086 1240 All Other Products 579 498 531 500 Roundup 1304 994 698 590 Total Gross profit ($ millions) Fiscal Year Seeds and Traits Expected To Contribute Increasing Portion of Gross Profit